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                                                                     EXHIBIT 11



                       AMERICAN PRECISION INDUSTRIES INC.
                       COMPUTATION OF NET INCOME PER SHARE
           (Shares and dollars in thousands except per share amounts)




                                                        Second Quarter                       Six Months
                                                             Ended                             Ended
                                                 ------------------------------    ------------------------------
                                                   June 30,         July 4,          June 30,         July 4,
                                                     1998             1997             1998             1997
                                                 -------------    -------------    -------------    -------------
Net Income                                           $  1,024         $  1,970         $  2,583         $  3,855
                                                 =============    =============    =============    =============

Weighted average common shares outstanding
       Basic                                            7,462            7,365            7,453            7,341

Incremental shares from assumed conversions:
       Stock options and warrants                         346              350              374              354
       Series B convertible preferred stock             1,539                -            1,539                -
                                                 -------------    -------------    -------------    -------------

Weighted average common shares outstanding
       Diluted                                          9,347            7,715            9,366            7,695
                                                 =============    =============    =============    =============


Earnings per share:
       Basic                                            $0.14            $0.27            $0.35            $0.53
       Diluted                                          $0.11            $0.26            $0.28            $0.50
